Exhibit 99.1

SHUAA Partners Acquisition Corp I Announces Intent to Liquidate

NEW YORK, November 14, 2023 (Newswire.com) – SHUAA Partners Acquisition Corp I (NASDAQ: SHUA) (the “Company”) announced today that it will be unable to consummate an initial business combination and intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (“Liquidation”). As previously disclosed in the Company’s Current Report on Form 8-K filed on October 10, 2023, the Company extended the date by which the Company had to consummate a business combination from October 4, 2023 to November 4, 2023. After careful consideration of the current SPAC market and after having completed an extensive search, the Company has not found a suitable target and therefore has determined it would be unable to deliver a high quality transaction to shareholders even with another extension. Therefore, the Company determined not to further extend the term the Company has to complete an initial business combination beyond November 4, 2023 and instead proceed with the Liquidation.

As of the close of business on November 17, 2023, the Class A ordinary shares that were included in the units issued in the Company’s initial public offering (“Public Shares”) will be deemed cancelled, and each Public Share will represent only the right to receive a redemption amount equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares. The Company anticipates that the last day of trading of the Public Shares and the Company's publicly traded units and warrants will be on or around November 16, 2023 and trading of Public Shares will be suspended effective before the opening of markets on November 17, 2023.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after November 17, 2023.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company’s initial shareholders will not be entitled to liquidating distributions from the Trust Account as a result of their ownership of Class A ordinary shares that were converted from Class B ordinary shares on June 1, 2023. However, if the Company’s initial shareholders have acquired Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About SHUAA Partners Acquisition Corp I

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Fawad Tariq Khan

Chief Executive Officer

projectspark@shuaa.com

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